SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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TETON ENERGY CORPORATION
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TETON ENERGY CORPORATION
410 17th Street, Suite 1850
Denver, Colorado 80202
(303) 565-4600
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 24, 2008
TO THE STOCKHOLDERS OF TETON ENERGY CORPORATION:
You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Teton Energy Corporation (the “Company”) to be held at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202 on Thursday, April 24, 2008, at 9:30 AM (local time). At the Annual Meeting, you will be asked to vote on the following:
1.	To elect six Directors to the Company’s Board, to hold office until his successor is elected and qualified or until his earlier resignation or removal (Proposal No. 1); and

2.	To consider and act upon any other business that may properly come before the meeting or any adjournments thereof.
BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.
The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.
The Board has fixed the close of business on March 24, 2008 as the Record Date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:
▪	By mail — fill in, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

▪	By telephone — call the toll-free telephone number on your proxy card to vote by phone.

▪	Via Internet — visit the website noted on your proxy card to vote via the Internet.
You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
The Annual Report to stockholders for the Company’s fiscal year ended December 31, 2007, has been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy are expected to be mailed to stockholders on or about April 2, 2008.
By Order of the Board of Directors,
James J. Woodcock
Chairman
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please SIGN, DATE, and RETURN the enclosed proxy or submit your proxy by telephone or the Internet immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

TETON ENERGY CORPORATION
410 17th Street, Suite 1850
Denver, Colorado 80202
PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING
Our Board of Directors is soliciting proxies to be voted at the 2008 Annual Meeting of Stockholders to be held on April 24, 2008. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
Voting materials, which include this proxy statement, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2007, will be mailed to stockholders beginning April 2, 2008. Teton’s principal executive offices are located at 410 17th Street, Suite 1850, Denver, Colorado 80202. Teton’s main telephone number is (303) 565-4600. In this proxy statement, Teton Energy Corporation is referred to as the “Company,” “Teton” and “we.”
QUESTIONS AND ANSWERS
Q:	Who may vote at the meeting?

A:	You may vote your Teton stock if our records show that you owned your shares on March 24, 2008, which is referred to as the Record Date. On March 10, 2008, there were 17,810,534 shares of common stock outstanding. You may cast one vote for each share of common stock held by you on all matters presented, except for the election of the directors. Please see “Vote required” at the end of “Election of Directors -— Proposal 1” below for further explanation.

Q:	What proposals will be voted on at the annual meeting?

A:	There is one proposal scheduled to be voted on at the annual meeting:
▪	Election of six members of the Board.
We will also consider other business that properly comes before the meeting.
Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote “FOR” each of the nominees to the Board.

Q:	How can I vote my shares in person at the annual meeting?

A:	If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials and proxy card are being sent directly to you by Teton. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.
Most stockholders of Teton hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.
Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet, telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the one item of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Karl F. Arleth and Lonnie R. Brock, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee will have authority to vote your shares on all matters to be considered at the meeting.

Q:	What is the quorum requirement for the annual meeting?

A:	A majority of Teton’s outstanding shares as of the record date must be present at the meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:
▪	are present and vote in person at the meeting; or

▪	have properly submitted a proxy card or voted by telephone or by using the Internet.
Q:	How can I change my vote after I return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone or by using the Internet (only your latest telephone or Internet proxy submitted prior to the meeting will be counted), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.
Q:	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Teton or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to Teton management.
Q:	Where can I find the voting results of the annual meeting?

A:	The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008. We will also make the results available on our website, which is www.teton-energy.com. We will identify a link to the results on our website’s home page.

Q:	How can I obtain a separate set of voting materials?

A:	To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Teton stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for the fiscal year ended December 31, 2007 to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling us at:
Teton Energy Corporation
Attn: Mr. Ron Wirth, Investor Relations
410 17th Street, Suite 1850
Denver, CO, USA 80202
Phone: 1.303.565.4600
Q:	Who pays for the cost of this proxy solicitation?

A:	We will pay the costs of the solicitation of proxies. We may engage Georgeson Shareholder Communications Inc. as our proxy solicitor to help us solicit proxies from brokers, bank nominees and other institutions. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers, and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf by telephone.
Q:	How can I obtain a copy of Teton’s 10-K?

A:	A copy of our 2007 Form 10-K is enclosed. You may obtain an additional copy of our 2007 Form 10-K by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?” We will furnish the Form 10-K without exhibits at no charge. If you prefer a copy of the 2007 Form 10-K including exhibits, you will be charged a fee (which will be limited to our reasonable expenses in furnishing such exhibits). Our Form 10-K is available in PDF format through our Investor Relations website at http://www.teton-energy.com and our Form 10-K with exhibits is available on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

Q:	What is the voting requirement to approve the proposal?

A:	In the election of directors, the six persons receiving the highest number of (or plurality) “FOR” votes at the annual meeting will be elected. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of any matter being voted on at the meeting. There are no votes scheduled that are considered “non-routine.”

Q:	How can I communicate with the non-employee directors on Teton’s Board?

A:	The Board encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of the Company’s Corporate Secretary. Stockholders can send communications by mail to Lonnie R. Brock, Secretary, Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado 80202. Correspondence received that is addressed to the non-employee directors will be reviewed by our general counsel or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our counsel, deals with the functions of the board or committees thereof or that the counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Teton that is addressed to the non-employee members of the Board and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?
You may seek answers to your questions by calling or emailing:
Mr. Ron Wirth
Tel. (303) 565-4600
rwirth@teton-energy.com
Or by writing or calling the Company at its principal executive offices:
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, Colorado 80202
Tel. (303) 565-4600
Fax. (303) 565-4606

CORPORATE GOVERNANCE
Board of Directors
The Board oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The Directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Our Directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our Directors is provided in “Election of Directors — Proposal No. 1” on page 10.
Director Independence
The Board has determined that all of the Directors and nominees who would serve after April 24, 2008 are independent except for Mr. Arleth, President and Chief Executive Officer of the Company, and Mr. Bill I. Pennington, the Company’s former Chief Financial Officer. The Board’s determinations of independence were made in accordance with Section 121A of the American Stock Exchange (“AMEX”) Company Guide. The Company is required to have a majority of independent directors within the meaning of Section 121A of the AMEX Company Guide. The Board of Directors has determined that the following Directors are independent: Messrs. Woodcock, Connor, Conroy and Bailey.
Board Meetings and Attendance
During 2007, the Board held 8 physical and telephonic meetings. No incumbent Director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and committees, if any, on which each Director served. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance
It is the Company’s policy that Directors should make every effort to attend the annual meeting of stockholders. In 2007, five of the six Directors on the Board attended the Company’s annual meeting in person.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our Directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Company’s Code of Business Conduct and Ethics is available on our website at http://www.teton-energy.com. We will post on our website any amendment to the Company’s Code of Business Conduct and Ethics or waivers of the Company’s Code of Business Conduct and Ethics for Directors and executive officers.
Complaints Regarding Accounting Matters
The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Communications with Directors
The Board has approved procedures for stockholders to send communications to individual Directors or the non-employee Directors as a group.
Written correspondence should be addressed to the Director or Directors in care of Lonnie R. Brock, Secretary of the Company, at the Company’s primary address. Correspondence received that is addressed to the non-employee Directors will be reviewed by our general counsel or his designee, who will regularly forward to the non-employee Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our counsel, deals with the functions of the Board or committees thereof or that the counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Teton that is addressed to the non-employee members of the Board and request copies of any such correspondence.
You may also contact individual Directors by calling the Company’s principal executive offices at (303) 565-4600.

BOARD COMMITTEES
The Board has standing Audit, Compensation, and Governance and Nominating committees. Each committee has a written charter. The charters are included as appendices to this Proxy Statement and are available on the Company’s website at http://www.teton-energy.com. Information concerning the membership and function of each committee is as follows:
Board Committee Membership

					Governance and
			Compensation		Nominating
Name	Audit Committee		Committee		Committee

Mr. Arleth	—		—		—
Mr. Bailey	X		X	(1)	X
Mr. Connor	X	(1)	X		X
Mr. Conroy	X		X		X	(1)
Mr. Pennington	—		—		X
Mr. Woodcock	X		X		X

(1)	Chairman.
Audit Committee
John T. Connor — Chairman, Robert F. Bailey, Thomas F. Conroy and James J. Woodcock
The Audit Committee is responsible for determining the adequacy of the Company’s internal accounting and financial controls, reviewing the results of the audit of the Company performed by the independent public accountants, and recommending the selection of independent public accountants. The functions of the Audit Committee and its activities during 2007 are described in more detail under “Report of the Audit Committee” on page 37 as well as in the Committee’s charter, which is attached as Appendix A to this proxy statement and can be found at our website, http://www.teton-energy.com. During the year, the Board examined the composition of the Audit Committee in light of the relevant AMEX listing standards governing audit committees. Based upon this examination, the Board has determined that each of the members of the Audit Committee is unrelated, is an outside member with no other current affiliation with the Company, and is independent as defined by AMEX listing standards. The Board has determined that Mr. John Connor is an “audit committee financial expert” as that term is defined by the SEC and AMEX, and is “independent” from the Company’s management as that term is defined under Item 7(d) of Schedule 14A promulgated under the 1934 Act. During 2007, the Audit Committee held 4 meetings held in person or by teleconference.
Compensation Committee
Robert F. Bailey — Chairman, John T. Connor, Thomas F. Conroy and James J. Woodcock
The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company’s stock and cash incentive compensation programs. During 2007, the Compensation Committee held 1 meeting by teleconference and held an executive session during all regularly scheduled board meetings to discuss compensation. The Committee’s report can be found on page 28. The Committee’s charter is attached as Appendix B to this proxy statement and reproduced on our website at http://www.teton-energy.com.
Governance and Nominating Committee
Thomas F. Conroy — Chairman, Robert F. Bailey, John T. Connor, Bill I. Pennington and James J.
Woodcock
The Board has established a Governance and Nominating Committee for purposes of nominating Directors and for all other purposes outlined in the Governance and Nominating Committee charter, including nominees submitted to the Board by stockholders. The Board has determined that each of the members of the Governance and Nominating Committee, with the exception of Mr. Pennington, is unrelated, is an outside member with no other affiliation with the Company, and is independent as defined by the AMEX listing standards. Mr. Pennington is not independent as a result of his former position as the Company’s Chief Financial Officer. The Board relied upon the exception provided by Section 804(b) of the AMEX Company Guide in order to appoint Mr. Pennington to serve on the Governance and Nominating Committee, as it determined that it would be in the best interest of the Company and its shareholders to have Mr. Pennington serve in such capacity.
The Committee’s charter is attached as Appendix C to this proxy statement and reproduced on our website at http://www.teton-energy.com.
Nomination of Directors
As provided in the Governance and Nominating Committee’s charter and our Company’s corporate governance principles, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Directors. The Governance and Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Governance and Nominating Committee members, (2) our other Directors, (3) our stockholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Governance and Nominating Committee considers the entirety of each candidate’s credentials.
Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:
▪	high personal and professional ethics and integrity;

▪	the ability to exercise sound judgment;

▪	the ability to make independent analytical inquiries;

▪	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

▪	the appropriate and relevant business experience and acumen.
In addition to these minimum qualifications, the Governance and Nominating Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

▪	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

▪	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

▪	whether the person would qualify as an “independent” director under the rules of the SEC and AMEX listing standards;

▪	the importance of continuity of the existing composition of the Board to provide long-term stability and experienced oversight; and

▪	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.
The Governance and Nominating Committee will consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board has determined that stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee must comply with the following:
▪	the recommendation must be made in writing to the attention of the Chairman of the Company’s Governance and Nominating Committee;

▪	the recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person’s ownership of the Company’s Common Stock;

▪	the recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly within the context of those relevant to Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments; and personal references; and

▪	a statement from the stockholder nominee indicating that such nominee wants to serve on the Board and could be considered independent under SEC rules and AMEX listing standards, as in effect at that time.
All candidates submitted by stockholders will be evaluated by the Governance and Nominating Committee according to the criteria discussed above and in the same manner as all other director candidates.
Compensation Committee Interlocks and Insider Participation
On May 3, 2007, the Board elected Robert F. Bailey, John T. Connor, Thomas F. Conroy and James J. Woodcock to serve on the Compensation Committee for fiscal 2008. All Compensation Committee members are independent pursuant to Rule 121A of the AMEX Company Guide.

ELECTION OF DIRECTORS
PROPOSAL NO. 1
The Board proposes the election of the current Directors of the Company for an additional term of one year. The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of Directors.
The Board adheres to corporate governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board is responsible for supervision of the overall affairs of the Company. Following the Annual Meeting, the Board will consist of six Directors. All Directors are U.S. citizens. The term of each director continues until the next annual meeting or until successors are elected. The nominees for director are:

Name	Biographical Information and Current Directorships	Age
James J. Woodcock	James J. Woodcock has been a Director since 2002 and our Non-Executive Chairman since February 2005. Mr. Woodcock served as Chairman of the Company’s Compensation Committee between 2003 and May 2007. Since 1981, Mr. Woodcock has been the owner and CEO of Hy-Bon Engineering Company, based in Midland, Texas. From 1997 to 2002, Mr. Woodcock was the chairman of Transrepublic Resources, a private oil and gas exploration firm. From 1996 until 2003, Mr. Woodcock was a board member and Chairman of the Board of Renovar Energy, a private waste-to-energy firm located in Midland, Texas.	69

Karl F. Arleth	Karl F. Arleth has been our President and Chief Executive Officer since May 2003 and a Director since 2002. From March 2002 to May 2003, Mr. Arleth was the Chief Operating Officer of Sefton Resources, Inc., an oil and gas exploration and production company. From May 2003 until March 2006, Mr. Arleth served as a Board member of Sefton Resources, Inc. Ending in 1999, Mr. Arleth spent 22 years with Amoco and BP-Amoco in various technical and executive management positions.	59

John T. Connor, Jr.	John T. Connor, Jr. became a director in 2003 and is Chairman of the Board’s audit committee. He is the Founder and Portfolio Manager of the Third Millennium Russia Fund, a US-based mutual fund specializing in the equities of Russian public companies, a position he has held since 1998. He also serves as the Managing Member of Third Millennium Investment Advisors LLC. Since 1973, Mr. Connor has been a member of the Council on Foreign Relations.	66

Thomas F. Conroy	Thomas F. Conroy, a Certified Public Accountant, has been a director since 2002. Since August 2004, Mr. Conroy has been the Chairman of Mann-Conroy-Eisenberg & Assoc. LLC, a life insurance and reinsurance consulting firm. Since 2001, Mr. Conroy has been a managing principal of Strategic Reinsurance Consultants International LLC, a life reinsurance consulting and brokerage firm. Ending in 2001, Mr. Conroy, spent 27 years with ING and its predecessor organizations, serving in various financial positions and leading two of its strategic business units as President. Mr. Conroy briefly served as our interim CFO and secretary from April 2002 until April 2003 and as an interim CFO from March 2006 until June 2006, the latter term without compensation.	69

Name	Biographical Information and Current Directorships	Age
Bill I. Pennington	Bill I. Pennington has been a Director since September 2007. From June 2006 through August 2007, Mr. Pennington served as our CFO. Between 1994 and August 2004, Mr. Pennington served in several roles for Inland Resources Inc. and its predecessors, including as President, Chief Financial Officer, and as a director.	56

Robert F. Bailey	Robert F. Bailey became a Director in 2006. Since 2002, he has been president of R.F. Bailey Investments, and since 2003 he has been a partner in B&J Exodus, Ltd., a private investment partnership. From 1992 to 2002, he was President and CEO of TransRepublic Resources, Inc., an oil and gas E&P concern. From 1994 until 2006, he was a board member of Cabot Oil and Gas Corp. He is currently an Advisory Director at the University of Texas of the Permian Basin and serves as a director of the School for Advanced Research in Santa Fe, New Mexico.	75
All directors hold office until the first meeting of the Board after the annual meeting of stockholders next following his election or until his successor is elected and qualified. A director or officer may also resign at any time. Messrs. Bailey, Connor, Conroy and Woodcock have been determined by the Board to be Independent Directors within the meaning of Section 121A of the AMEX Company Guide. There are no family relationships among directors or executive officers of Teton.
Vote Required
The six nominees receiving the highest number of votes of the shares of the Company cast at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE ABOVE NOMINEES.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions Involving Mr. Arleth
Mr. Arleth, our President and Chief Executive Officer, signed a new employment agreement on August 30, 2006, which employment agreement became effective as of September 1, 2006. The employment agreement is for a three-year term, with a base salary of $250,000 per year. Under the terms of the employment agreement, Mr. Arleth is entitled to 24 months severance pay in the event of a change of position or change in control of the Company or if his employment is terminated without cause.

DIRECTOR COMPENSATION
Directors who are not also executive officers of the Company are compensated as follows: During 2007, non-employee Directors were paid $8,000 in cash for each quarter served, pro-rated if less than a full quarter was served. Cash retainer payments are made in arrears based on service for the previous quarter. In addition, members of the Board are eligible to participate in the Company’s 2005 Long Term Incentive Plan.
In addition to these fees, Directors are reimbursed for reasonable travel expenses and are covered by the Company’s directors and officers insurance.
The table below shows the total 2007 compensation of the Company’s non-employee Directors:

					Change in
					Pension
				Non-Equity	Value and
				Incentive	Nonqualified
	Fees Earned			Plan	Deferred	All Other
	or Paid in	Stock	Options	Compensa	Compensa	Compensa-
	in Cash	Awards(1)	Awards	-tion	-tion Earnings	tion	Total
James J. Woodcock, Non-Executive Chairman(2)	$32,000	$765,315	—	—	—	—	$797,315
John T. Connor, Jr. (3)	$32,000	$204,533	—	—	—	—	$236,533
Thomas F. Conroy(4)	$32,000	$204,533	—	—	—	—	$236,533
Robert F. Bailey(5)	$32,000	$83,667	—	—	—	—	$115,667
Bill I. Pennington(6)	$9,231	$36,800	—	—	—	—	$46,031
William White(7)	$21,538	—	—	—	—	—	$21,538

(1)	The amount shown in the table reflects the dollar amount recognized for fiscal 2007 financial statement reporting purposes of the outstanding stock awards held by the Directors in accordance with FAS 123R.

(2)	As of December 31, 2007, Mr. Woodcock received a total of 83,250 stock awards, granted to him under the 2005 and 2006 grants under the Company’s Long Term Incentive Plan of 2005 (the “2005 LTIP”), and 40,000 shares of restricted stock that vested during the year. The aggregate number of stock awards outstanding for Mr. Woodcock at December 31, 2007 includes (i) 87,034 shares underlying warrants exercisable with exercise prices ranging from $3.24 to $3.48 per share, expiring December 12, 2012, (ii) 410,148 shares underlying options, exercisable with exercise prices ranging from $3.40 to $3.60 per share, expiring April 8, 2013 to March 30, 2014, (iii) 40,000 restricted shares that vest December 31, 2008, and (iv) 175,000 shares from the 2006 grant year under the 2005 LTIP that are available to vest on December 31, 2008.

(3)	As of December 31, 2007, Mr. Connor received a total of 33,375 stock awards, granted to him under the 2005 and 2006 grants under the LTIP. The aggregate number of stock awards outstanding for Mr. Connor at December 31, 2007 includes (i) 175,000 shares underlying options, with exercise prices ranging from $3.60 to $3.71 per share, expiring August 3, 2013 to March 30, 2014, and (ii) 62,500 shares available from the 2006 grant year award under the 2005 LTIP that are available to vest on December 31, 2008.

(4)	As of December 31, 2007, Mr. Conroy received a total of 33,375 stock awards, granted to him under the 2005 and 2006 grants under the LTIP. The aggregate number of stock awards outstanding for Mr. Conroy at December 31, 2007 includes (i) 25,000 shares underlying warrants, exercisable at $3.24 per share, expiring December 5, 2012, (ii) 103,658 shares underlying options, with exercise prices ranging from $3.48 to $3.60 per share, expiring April 8, 2013 to March 30, 2014, and (iii) 62,500 shares available from the 2006 grant year award under the 2005 LTIP that are available to vest on December 31, 2008.

(5)	As of December 31, 2007, Mr. Bailey received a total of 13,333 stock awards, granted to him under the 2005 and 2006 grants under the LTIP and 8,334 restricted shares that vested during the year. The aggregate number of stock awards outstanding for Mr. Bailey at December 31, 2007 includes (i) 16,666 restricted shares that vest in equal tranches annually on December 31, 2008 and 2009, and (ii) 80,000 shares for the 2007 grant year under the 2005 LTIP that are available to vest in equal tranches on June 30, 2008, 2009 and 2010.

(6)	Mr. Pennington was appointed to serve as a director effective as of September 14, 2007. For the year ended December 31, 2007, the Company recorded estimated stock award expense in respect to the 2007 grant for Mr. Pennington under the LTIP. The aggregate number of stock awards outstanding for Mr. Pennington at December 31, 2007 includes 80,000 shares for the 2007 grant year under the 2005 LTIP that are available to vest in equal tranches on June 30, 2008, 2009 and 2010.

(7)	Mr. White did not earn any stock awards during 2007 as he resigned before December 31, 2007. Mr. White held a total of 53,334 shares as of December 31, 2006.

INFORMATION ABOUT STOCK OWNERSHIP
The following tables set forth certain information as of March 10, 2008, available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be beneficial owners (as determined under the rules of the SEC) of more than 5% of the Common Stock then outstanding and (ii) held by each of the Directors, each of the executive officers named in the Summary Compensation Table below, and by all of the Directors and such executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares shown in the table as beneficially owned. The business address for all Directors and executive officers is c/o Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado 80202.
BENEFICIAL OWNERS

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership		of Class
Karl F. Arleth	1,216,312	(1)	6.27%

Wellington Management Company, LLP	2,268,401	(2)	11.69%

BMI Capital Corporation	1,351,200	(3)	6.96%

First New York Securities LLC	1,138,754	(4)	6.40%

(1)	Includes (i) 422,640 shares of common stock, held directly, (ii) 83,334 shares underlying warrants, with an exercise price of $3.24 per share, expiring December 12, 2012, (iii) 410,338 shares underlying options, currently exercisable at $3.48 per share, expiring April 8, 2013, and (iv) 300,000 shares underlying options, currently exercisable at $3.60 per share, expiring March 30, 2014.

(2)	According to a Schedule 13G/A filed with the SEC on February 14, 2008, Wellington Management Company, LLP, a registered investment adviser located at 75 State Street, Boston, MA, in its capacity as investment advisor, may be deemed to beneficially own 2,268,401 shares, which are held of record by its clients.

(3)	According to a Schedule 13G filed with the SEC on February 21, 2008, BMI Capital Corporation, a registered investment adviser located at 570 Lexington Avenue, New York, NY, in its capacity as investment advisor, may be deemed to beneficially own 1,351,200 shares, which are held of record by its clients.

(4)	According to a Schedule 13D Amendment No. 1 filed with the SEC on January 31, 2008, First New York Securities LLC, a registered investment advisor located at 90 Park Avenue, 5th Floor, New York, New York, BATL Management LP, Thomas F. Donino and Lee Higgins, together referred to as the “Reporting Persons”, collectively may be deemed to beneficially own 1,138,754 shares, which are held of record by its clients.
DIRECTORS AND OFFICERS
The following table sets forth, as of March 10, 2008, the number of and percent of our common stock beneficially owned by (a) all Directors and nominees, naming them, (b) the named executive officers, and (c) our Directors and executive officers as a group, without naming them:

	Amount and
	Nature of		Percent
Name and Address of	Beneficial		of
Beneficial Owners	Ownership		Class

Officer and Director:	1,216,312	(1)	6.27%
Karl F. Arleth 410 17th Street, Suite 1850 Denver, Colorado 80202
Directors:	828,927	(2)	4.27%
James J. Woodcock 410 17th Street, Suite 1850 Denver, Colorado 80202
John T. Connor, Jr.	422,279	(3)	2.18%
410 17th Street, Suite 1850 Denver, Colorado 80202
Thomas F. Conroy	192,929	(4)	*
410 17th Street, Suite 1850 Denver, Colorado 80202
Robert Bailey	66,379	(5)	*
410 17th Street, Suite 1850 Denver, Colorado 80202
Bill I. Pennington	36,048	(6)	*
410 17 th Street, Suite 1850 Denver, CO 80202
Officers:	5,600	(7)	*
Lonnie Brock 410 17th Street, Suite 1850 Denver, Colorado 80202
Dominic J. Bazile II	20,000	(8)	*
410 17 th Street, Suite 1850 Denver, CO 80202
Richard F. Bosher	26,907	(9)	*
410 17 th Street, Suite 1850 Denver, CO 80202
William P. Brand	3,000	(10)	*
410 17 th Street, Suite 1850 Denver, CO 80202
The Estate of Andrew Schultz	57,872	(11)	*
410 17 th Street, Suite 1850 Denver, CO 80202

All executive officers and Directors as a group (10 persons)	2,876,253		14.82%

*	Less than one percent.

(1)	Includes (i) 422,640 shares of common stock owned by Mr. Arleth directly, (ii) 83,334 shares underlying warrants, with an exercise price of $3.24 per share, expiring December 12, 2012, (iii) 410,338 shares underlying options, currently exercisable at $3.48 per share, expiring April 8, 2013, and (iv) 300,000 shares underlying options, currently exercisable at $3.60 per share, expiring March 30, 2014.

(2)	Includes (i) 331,745 shares of common stock owned by Mr. Woodcock directly, (ii) 87,034 shares underlying warrants exercisable with exercise prices ranging from $3.24 to $3.48 per share, expiring December 12, 2012 (iii) 410,148 shares underlying options, exercisable with exercise prices ranging from $3.40 to $3.60 per share, expiring April 8, 2013 to March 30, 2014.

(3)	Includes (i) 247,279 shares of common stock owned by Mr. Connor directly, and (ii) 175,000 shares underlying options, with exercise prices ranging from $3.60 to $3.71 per share, expiring August 3, 2013 to March 30, 2014.

(4)	Includes (i) 64,271 shares of common stock owned by Mr. Conroy directly, (ii) 25,000 shares underlying warrants, exercisable at $3.24 per share, expiring December 5, 2012, and (iii) 103,658 shares underlying options, with exercise prices ranging from $3.48 to $3.60 per share, expiring April 8, 2013 to March 30, 2014.

(5)	Represents 66,379 shares of common stock owned by Mr. Bailey directly.

(6)	Represents 36,048 shares of common stock owned by Mr. Pennington directly.

(7)	Represents 5,600 shares of common stock owned by Mr. Brock directly.

(8)	Represents 10,000 shares of common stock owned by Mr. Bazile directly.

(9)	Represents 26,907 shares of common stock owned by Mr. Bosher directly.

(10)	Represents 3,000 shares of common stock owned by Mr. Brand directly.

(11)	Represents 57,872 shares of common stock owned by the estate of Mr. Schultz, one of our named executive officers in 2007, who passed away on December 15, 2007.
INFORMATION ABOUT EXECUTIVE OFFICERS
The Chairman, the Chief Executive Officer, and other corporate officers are elected annually by our Board. Each holds office until their successors are elected and duly qualified or until their resignation.
The current executive officers of the Company are as follows:

Name	Age	Position

Karl F. Arleth	59	Chief Executive Officer, President, and Director
Lonnie Brock	57	Executive Vice President, Chief Financial Officer
Dominic J. Bazile II	49	Executive Vice President and Chief Operating Officer
Karl F. Arleth has been our President and Chief Executive Officer since May 2003 and a Director since 2002. From March 2002 to May 2003, Mr. Arleth was the Chief Operating Officer of Sefton Resources, Inc., an oil and gas exploration and production company. From May 2003 until March 2006, Mr. Arleth served as a Board member of Sefton Resources, Inc. Ending in 1999, Mr. Arleth spent 22 years with Amoco and BP-Amoco in various technical management and executive positions.
Lonnie Brock became our Executive Vice President and Chief Financial Officer on January 1, 2008. From 2006 until he joined the Company, Mr. Brock was the Chief Financial Officer of Double Eagle Petroleum Company, a NASDAQ-listed oil and gas exploration and development company located in Denver, Colorado. From 1996 to June 2006, Mr. Brock owned and managed his own business outside of the oil and gas industry. From 1994 to 1995, Mr. Brock was Senior Vice President of Acquisitions and Finance for Gerrity Oil & Gas Corporation in Denver, Colorado, and from 1985 to 1993, Mr. Brock served with Western Gas Resources in Denver, Colorado in a number of positions including Controller, Vice President of Finance and Chief Financial and Administrative Officer.
Dominic J. Bazile II became our Executive Vice President and Chief Operating Officer on February 1, 2007. From February 2002 to August 2006, Mr. Bazile served as Senior Vice President, Operations & Engineering for Bill Barrett Corporation in Denver, Colorado. From 1996 to 2002, Mr. Bazile was Drilling Manager for Barrett Resources Corporation. Prior to 1996, Mr. Bazile served in a variety of positions for Plains Petroleum Operating Company in Midland, Texas and Gulf Oil Corporation/Chevron USA.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
Overview
The Compensation Committee (the “Compensation Committee” or the “Committee”) of the Board administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is primarily responsible for establishing salaries, administering our incentive programs, and determining the total compensation for our Chief Executive Officer. The Committee also reviews and approves recommendations made by the Chief Executive Officer with respect to the other executive officers. The Compensation Committee seeks to achieve the following goals with our executive compensation programs: to attract, motivate and retain key executives and to reward executives for value creation. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders. Our executive compensation program has three principal elements: base salary, cash bonuses and equity incentives under the Teton Energy Corporation 2005 Long-term Incentive Plan (the “LTIP”).
Compensation Philosophy
The Compensation Committee has designed our compensation program based on the philosophy that all of our employees are important to our success, with our executive officers and other senior personnel setting the direction of our business and having overall responsibility for our results. As with other oil and gas companies, we operate in a highly competitive and challenging economic environment. Although our current size results in our being referred to as a micro-cap company, we do not believe that we compete with other micro-cap companies for our executives and key personnel. Instead, we see our competition for key personnel as large independent E&P companies. Accordingly, the Compensation Committee has structured the compensation program to accomplish several goals: (a) to attract and retain not just very talented individuals, but individuals who have worked, are working, or have the opportunity to work in organizations which have grown to be significantly larger than ours, (b) to reward creativity in maximizing business opportunities and (c) to enhance stockholder value by achieving our short-term and long-term business objectives. We believe we are achieving success in this endeavor as we have a senior management team and others with the expertise, talent and track record of a large multi-billion dollar independent E&P company rather than a micro-cap company. The Committee believes that having such experienced personnel is critical since the Committee has set considerable and aggressive growth expectations for our senior personnel — indeed for our entire Company.
At the senior-most levels, we design the incentive compensation to reward company-wide performance through tying awards primarily to factors that we believe represent lasting value creation for our stockholders, including reserve and production growth, increases in net asset value or NAV, stock appreciation and the measurement of a focus toward the efficiently run organization. We are currently in the midst of reshaping our Company’s focus toward operating oil and gas properties rather than simply the ownership of minority non-operated interests. At lower levels, we design the incentive compensation to reward the achievement of specific operational goals within areas under the control of the relevant employees, although company-wide performance is also an important factor.
Compensation Principles
As noted, the Committee has designed our compensation program to attract, motivate, and retain highly talented individuals to drive business success. Our program reflects the following principles:
Compensation should be related to performance
Our compensation program reinforces the Company’s business and financial objectives. Employee compensation will vary based on Company and individual performance. When the Company performs well against the objectives that our Compensation Committee and Board set, employees will receive greater incentive compensation. To the extent the business does not achieve or meet these objectives, incentive awards will be reduced or eliminated. An employee’s individual compensation will also vary based on the person’s performance, contribution, and overall value to the business. And, we believe that employees with sustained high performance should be rewarded more than those in similar positions with lesser or inconsistent performance.
Our employees should think like stockholders
We believe that our employees should act in the interests of the Company’s stockholders and we further believe that the best way to encourage them to do that is through an equity interest in the Company. We do this in a number of ways. We have, over time, granted equity-based awards, such as stock options and/or restricted stock or performance share units, to most employees. Beginning in 2005 we moved away from a traditional stock option plan and have focused almost exclusively on performance share units, which convert into stock upon the achievement of certain performance-based milestones, as well as performance-based restricted stock grants. We believe that as our employees earn more stock (as opposed to profiting on options) they will think more like stockholders. Several of our senior executives and board members have made significant personal investments in our stock. We believe that when all employees become owners, they think and behave like owners.
Incentive compensation should be a greater part of total compensation for more senior positions
The proportion of an individual’s total compensation that varies with individual and Company performance objectives should increase as the individual’s business responsibilities increase. Our cash bonuses and LTIP form the overwhelmingly dominant portion of overall compensation for our senior employees and the milestones for payouts on those plans for our senior employees are based entirely on corporate results.
Compensation should enable us to attract the quality of individual necessary to enable us to exceed our objectives and transform the Company
Today we are considered a micro-cap E&P company, managing minority non-operated working interests. We believe that in order to achieve lasting value for our shareholders we need to begin to operate our own properties and grow our asset base in order to achieve certain economies of scale in our operations as well as to achieve the stability to weather the cyclical aspects inherent in the oil and gas business. To achieve these objectives, if not exceed them, we are dependent on our ability to hire personnel away from larger companies or hire people who may be or become attractive candidates to larger companies within the E&P segment of our industry. Since larger companies have greater cash resources and more sophisticated compensation structures than our size will permit, we have structured our compensation programs to focus on performance-based equity rewards. Since so much of a senior employee’s compensation is at risk, we believe that providing the opportunity for meaningful wealth accumulation upon the achievement of objectives that create value for our shareholders enables us to compete for top talent with larger organizations. We believe the most capable professionals will be inclined to work for a company focused on performance-based compensation where the awards are meaningful (if the targets are met) rather than simply accepting the greater amount of current cash compensation that most larger companies offer their employees.
Other goals
We have designed our compensation program to balance short and long-term financial objectives, with an emphasis on the longer-term picture, to encourage building stockholder value and to reward individual performance (at the more junior levels) and company performance (for all employees, with an emphasis for senior employees). When we determine compensation levels for executive officers, we conduct exhaustive research as to compensation trends within and outside of our industry, among companies that are our size as well as those which are both larger as well as smaller than we are. While we do consider the advice of independent, outside consultants retained by the Compensation Committee, we limit their input under the theory that the Compensation Committee is ultimately responsible for these decisions. We rely on independent consultants generally to assist us in benchmarking our compensation to our peers within our industry, in particular, providing us with information about what our peers pay their executives. In addition, we also review compensation survey data from a variety of sources that we believe are independent to us and any consultants that we may retain to ensure that our total compensation program is competitive and that the amounts and types of compensation that we pay our senior employees as well as our more junior employees are appropriate. We target overall compensation opportunities to be competitive less with our current micro-cap industry comparison group and more with the type of company we seek to become. This is especially important inasmuch as we have had larger companies within our industry segment solicit our employees to join their organizations from time to time. In addition, we consider the compensation level of each of our officers and attempt to maintain appropriate relationships between the compensation of the different officers.
Deductibility of Compensation Paid under Section 162(m) of the Internal Revenue Code
It is our policy to have the incentive compensation paid to our five most highly compensated executive officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code unless there is a valid compensation reason that would justify paying non-deductible amounts. That law provides that compensation paid to those individuals in excess of $1 million per year is not deductible for federal income tax purposes unless it is performance-based and a number of other requirements are met. Further, we recognize no current net tax benefit as the Company is in a Net Operating Loss carry forward position and is not recognizing any Deferred Tax benefits as future tax recovery is uncertain.
Compensation Targets
Under our compensation structure, the mix of base salary, bonus and equity compensation varies depending upon the level of seniority within our company:

	Typical Base		Typical Equity
	Salary	Typical Target Bonus	Incentive Target
Chief Executive Officer	15%	30%	55%

Al Other Officers	25%	25%	50%

Senior Staff	40%	20%	40%

Junior Staff/All Other Employees	70%	20%	10%
All percentages based on total compensation.
In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management — those persons having the greatest ability to influence our company’s performance — should be predominantly performance based, while more junior employees should receive a greater portion of their compensation based on their base salary.
Elements of Compensation
Target Total Cash Compensation
Target total cash compensation for each senior employee, including our most senior executives (also known as our Named Executive Officers or NEOs) is established primarily based on the Compensation Committee’s view of the skills and experience that each senior employee brings to our Company, the Compensation Committee’s expectations for performance for that individual during the course of the year, and, to a lesser extent, on peer group data. While we believe it is important to benchmark the compensation of our employees — particularly our senior employees — to other companies within as well as outside our peer group, we engage in this exercise less because we require assistance in setting targets for our employees and more because we wish to understand how the nature of compensation (and components thereof) may be changing in our industry and how we need to incentivize our employees to achieve ambitious goals. The Compensation Committee firmly believes that cash compensation for our employees should be based on what is fair and reasonable given the size of the Company, its resources and the expectations we have in terms of value creation for our stockholders.
The basic compensation system and components of compensation for each of our senior executives is established by a contract that provides for a minimum annual base salary, the right to a bonus, if declared by our Compensation Committee, and the right to participate in our equity-based plans. Each executive has the same form of agreement, with the only differences being the levels of compensation per executive and severance provisions.
Base Salary and Cash Incentive
Total cash compensation is divided into a base salary portion and a cash incentive bonus portion. The Committee establishes our Chief Executive Officer’s targeted cash compensation first and then works with our CEO to set the cash compensation for other officers accordingly, based on the function served by that officer, that officer’s experience, the expected individual performance and impact on company-wide results. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive’s target total cash compensation that consists of the cash incentive component. Similarly, the Committee believes that the higher the executive’s level of responsibility within the Company, the greater the percentage of the executive’s compensation that should be tied to the Company’s performance. Target cash incentive ranges from approximately 33% to 50% of targeted total cash compensation, which translates to 100% to 200% of base salary for our senior executive officers.
Our Compensation Committee has the authority to award discretionary bonuses to our executive officers. The incentive bonuses are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, and the Committee’s assessment of the Company’s development and what constitute appropriate objectives in a given year in relation to the long-range plan, but relate generally to strategic factors such as EBITDAX, increases in reserves and/or production, and increases in NAV.
Equity Incentive
We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock compensation plans have been established to provide certain of our employees, particularly our executive officers, with incentives to help align those employees’ interests with the interests of stockholders. The Committee believes that the use of stock and stock-based awards offers the best approach to achieving our compensation goals particularly on goals that are tied to increases in shareholder value. We have not adopted stock ownership guidelines and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our Company.
We have structured our equity-based compensation plans in order to give our key personnel line of sight with respect to our long-term objectives and the consequences for them if they achieve those objectives that inure to the shareholders’ benefit. We believe that highly capable personnel are better able to focus on objectives necessary to create and maintain shareholder values when they are shareholders and are permitted to appreciate the economic consequences to them over the long-term if our shareholders benefit from their achievements. Our Committee identifies each key person’s responsibilities within the entire framework of our organization and establishes equity-based compensation targets assuming personal and corporate-wide objectives are achieved. We believe that we are better able to attract and retain the type of talent we need to achieve our objectives if we can recruit such individual by articulating long-term corporate objectives at the outset of their employment and explaining the impact on such success to the individual.
Our executive officers are eligible to receive performance-based performance share units and restricted stock awards granted under the LTIP. If executive officers receive grants under the LTIP, they are generally (but not always) awarded annually by the Committee — usually during the 1st quarter, and proximate to when we file our annual report. Newly hired executive officers may receive sign-on grants of restricted stock upon their commencing employment with us, if approved by the Committee. In addition, the Committee may, in its discretion, issue additional equity incentive awards to executive officers if the Committee determines the awards are necessary for retention. All restricted grants to executive officers have a minimum vesting period of three years.
The Committee and the Company’s stockholders believed that by offering the opportunity to participate in a pool of equity in the Company of as much as 35% of its total outstanding equity, it would help attract and retain qualified professionals, while the condition precedent of the Company’s achieving established and meaningful milestones would provide stockholders with the reasonable expectation that any potential dilution would only come with an increase in stockholder value over time. In other words, if the milestones were not met or exceeded, potential incentive awards would not be earned and the stockholders would not be diluted.

The LTIP allows for awards in the form of stock options, stock, restricted stock, and performance share units. To date, only performance share units and restricted stock have been awarded. The program enables but does not require the Company to sell sufficient shares from the earned awards to meet the required tax withholding and, where requested, estimated tax payments of the participants. If shares are not sold, shares are withheld and amounts are paid in cash.
While not required by the LTIP, the Committee has in the past established multiple targets or goals each year, with various weightings which in the aggregate total 100%. Each goal is measured separately, then multiplied by its respective weighting. The sum of the weighted goals determines the payout to vest in a given year.
Previous awards under the LTIP have established three basic milestones for each goal in each grant: Threshold, Base, and Stretch. Threshold Objectives provide for a 50% payout if met and generally require attainment of 75%-80% of the Base Objective. The Base Objective is the targeted objective to be reached and, if met, will result in 100% of any given, vested award to be paid out. The Stretch Objective is the over-achievement performance objective and results in a payout, if achieved, of up to 200%. Typically the Stretch Objective is set at approximately 120% of the Base Objective. Since achievements between the Threshold and Base, and between the Base and Stretch milestones are arithmetically interpolated, awards under each grant will vary from 0 to 200% in each year. These milestone relationships may change as the Company grows.
Grants of performance share units vest over a three-year period. Thus far, the vesting schedule has been 20% in year one of a grant, 30% in year two of a grant, and 50% in year three of a grant. The vesting schedule is designed to encourage long-term thinking and planning on behalf of management and recognizes that long-term objectives can be difficult to measure or achieve in the short term. Director and Executives’ payout(s) are based 100% on corporate objectives, while less senior employees are paid out based in part on corporate objectives but more so based on individual and team objectives. Participants in the plan must be employed by us or providing services to us on the vesting date to receive awards. As grants may be made each year, with goals and vesting over 3 years, it is possible that in any given year, up to three separate grants, with three separate sets of goals and milestones, may affect some or all participants.
During 2007, the Committee elected not to make a general award in order to determine the effect on performance that the 2005 and 2006 grants were having and to take stock of the Company’s evolution in order to be able to establish meaningful objectives to continue to increase shareholder value in a manner consistent with prior grants. The Committee elected to make a limited award of performance-vesting restricted grants to its Chief Operating Officer and Controller, who joined the Company in early 2007 and late 2006, respectively, to honor contractual commitments in their employment agreements and made similar grants to two new members of the Company’s Board. These awards vest over a three year period in a manner consistent with the PSU program and the performance metrics track increases in the Company’s annual production of crude oil and natural gas (which will account for 25% of the performance measure); increases in proven crude oil and natural gas reserves (which will account for 50% of the performance measure); and management’s efficiency and effectiveness (which will account for 25% of the performance measure).
In early 2008, the Committee made an award of PSUs utilizing a slightly different structure to the grant. Unlike prior PSU awards, the 2008 award contains a single metric — increases in NAV or net asset value — targeting 40%, 100%, and 200% growth as measured from December 31, 2007. Although the 20%, 30%, 50% vesting structure of prior grants remains, awards vest at each of the attainment of the NAV milestones, which may occur at any time over a three-year period beginning on January 1, 2008. The final tranche of the award for our executives, if achieved, will vest on December 31, 2010.

The Committee is mindful that the focus on such aggressive objectives not have the pernicious effect of encouraging management to pursue transactions for the sake of completing a transaction that may not be in our long-term best interests. Although the Compensation Committee believes that the Management Efficiency and Effectiveness objective is sufficient to prevent such an occurrence it has reserved the discretionary ability to provide management with periodic, limited equity grants in order to assure that management has some modest level of equity participation. The Committee noted, for instance, that while the objectives in each of the 2005 and 2006 grants emphasized growth, management, even when faced with considerable pressure to achieve an acquisition, did not attempt to rush to consummate an acquisition for acquisition’s sake. The Committee believes that this level of professionalism is a reflection of the tone established at the top as led by its Chief Executive Officer coupled with modest restricted stock grants to management with periodic vesting.
Rationale for Paying each Element
Base compensation and participation in benefit plans are established to provide employees with appropriate industry competitive terms. Directors’ retainers are paid partially to compensate Directors for their considerable time investment and to assist Directors in covering their indirect operating expenses as independent contractors. Annual incentive cash bonuses are paid to reward employees for performance and stockholder value enhancement in the current year, based upon targets set by the Board for the CEO and his direct reports, with the CEO establishing the individual targets for all other employees.
LTIP awards are designed to reward the building of long-term stockholder value, while providing modest, intermediate rewards in the pursuit of such longer-term objectives.
Determination of Amounts to Pay
Base salaries, benefits and potential cash bonuses are established based upon current market conditions. Where needed, outside consultants may be retained to assist in this process. Benefit plan structures may be evaluated periodically to determine market competitiveness with similar companies.
LTIP awards to be granted are evaluated based upon projected total compensation levels for participants assuming the Base Objective is achieved. Since the majority of the total potential compensation is based upon performance, our expectation is that the total projected compensation level be well above average, because the “at risk” compensation levels generally exceed 2/3 of anticipated compensation under the assumption that Bonus targets are met and the LTIP payout is at the 100% Base milestone or similar objective that may be set. The Committee, taking into consideration management’s recommendations and with sign off from all independent Directors, sets each year’s goals and milestones, their weightings and the formulas for award calculation. Although the structure of the awards made in February 2008 is somewhat different then past PSU awards, the effect on performance is unchanged.
For accounting purposes, cash elements are expensed as earned. LTIP awards are expensed as provided for under FASB 123R and are further described in the footnotes to the December 31, 2007 Financial Statements (audited).
How the Elements Interact
While each element is set with certain needs in mind, the Committee also looks at the total compensation package for each individual, assuming that bonus and LTIP targets are met at the Base or 100% milestone, to determine that the total payout is appropriate to the level of responsibility attributable to each participant.

Stock Options
Our Compensation Committee is the administrator of our stock option plan, the 2003 Employee Stock Compensation Plan. Certain former and existing officers, directors, and employees who were employed by or affiliated with us between 2003 and 2005 have stock options that were awarded under this plan. Both incentive stock options and nonqualified stock options were granted, as applicable. We terminated this plan (but not existing grants) in June 2005 when our stockholders approved our LTIP. As previously stated, we are now focusing our stock-based compensation on performance share units, which we believe to be a superior method for aligning the interests of our employees with the interests of our stockholders.
Chief Executive Officer Compensation
The Compensation Committee uses the same factors in determining the compensation of our Chief Executive Officer as it does for other senior officers. Our Chief Executive Officer’s base salary for the fiscal year ended December 31, 2007, was $250,000, and as of December 31, 2007, in addition he had accrued compensation of $225,000. Accrued amounts included: an incentive bonus of up to one times (1x) his salary to be paid in respect of the Company’s having achieved certain, but not all, performance goals established by the Committee, particularly with respect to our transitioning from an owner of minority, non-operated working interests to an owner and operator of our own properties. The Chief Executive Officer received other compensation as indicated in the Summary Compensation Table.
Severance Benefits
Each officer’s contract contains severance benefit for that officer if he or she is terminated other than for cause or the officer leaves the Company after a change in control, provided they leave for “good reason.” The severance benefit generally ranges from six (6) months benefit to two (2) years benefit for our Chief Executive Officer. We provide this benefit because we want executives to focus on the Company’s business and enhancing stockholder value without undue concern about any possible loss of their job.
Retirement Plans
We do not offer retirement plans for our officers. We do offer a SIMPLE IRA plan, allowing for the deferral of employee income. The plan provides for the Company to match employee contributions up to 3% of gross pay. During the fiscal year ended December 31, 2007, the Company contributed $35,000 to that plan to match employee contributions.
Change in Control
Each officer’s contract contains standard provisions that protect that officer in the event there is a change in control that has not been approved by our Board of Directors. In addition, our stock option plan and our long-term incentive plan each provide for acceleration of vesting for all participants in the event of such a change in control. The precise terms and conditions of each executive contract and of each plan are contained in each of our plans, which have been filed with the Securities and Exchange Commission. If you wish to learn more about these plans, you may review our list of exhibits at the end of our annual report on Form 10-K, which will identify the plan and when it was filed with the Securities and Exchange Commission.

Perquisites
We offer limited perquisites for our executives. We cover the costs of the rent on our Chief Executive Officer’s apartment, as his primary residence is not within a practical commute of our headquarters. The annual cost of that apartment is approximately $17,000 and is a provision in his contract. We also maintain a $3 million split-benefit term life insurance policy that names us and a beneficiary of our CEO’s choosing as equal beneficiaries.
Director Compensation
During fiscal 2007, directors who were not officers of the Company received a quarterly retainer of $8,000. Directors are not paid for meeting attendance, nor for committee chairs. Each member of the Board is also eligible to participate in the Company’s 2005 Long-term Incentive Plan either through PSUs or restricted stock grants. We believe that this represents a more sensible approach to director compensation as it clearly aligns their interests with those of our stockholders. We believe that if management has not been able to accomplish certain objectives and value has not been created for our stockholders then our directors should not receive equity-based compensation. We believe that this practice is in the best interests of our stockholders. Given that a portion of our directors’ equity-based compensation is at risk in any given year, we also believe that when milestones have been achieved our directors should be particularly well compensated on an equity basis owing to the risk of forfeiture that each director bears. Our directors have been given consistent grants under our LTIP, with the exception of the Chairman of our Company’s Board who is provided with a larger equity grant owing to his increased responsibilities as our chairman. We do not believe that the fact that our Directors participate in the LTIP creates a conflict; in fact we believe that it places a great burden on them to assure milestones have been met. An example of their faithful execution of this burden is their decision not to certify the achievement of certain milestones in 2006 despite a substantial performance in 2005.
Our directors are not participating in the 2008 performance-vesting awards inasmuch as there are a greater number of employees that make up the pool of participants in the LTIP program and the need to ensure that awards are made primarily to those persons whose performance will drive our success. We continue to monitor our development and growth as a company and will revisit and modify directors’ compensation as appropriate.
Board Process
The primary role of the Compensation Committee of the Board of Directors is to approve compensation and awards to the Chief Executive Officer and to set milestones and general compensation principles for the rest of the Company. The Compensation Committee also reviews and approves recommendations by the Chief Executive Officer with respect to compensation for the Chief Financial Officer and Chief Operating Officer. For the remaining officers, the Chief Executive Officer makes recommendations to the Compensation Committee that generally, with whatever adjustments deemed necessary or appropriate, are approved. With respect to equity-based compensation awarded to others, the Compensation Committee grants restricted stock, generally based upon the recommendation of the Chief Executive Officer, and has delegated equity-based granting authority to the Chief Executive Officer.
The Compensation Committee believes that objectives cannot be established in a vacuum and thus invites management’s input into the establishment of milestones. Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) routinely meets with senior officers of the Company to discuss objectives, explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in Committee, for instance, the impact that its decisions may have on our financial statements. The Committee’s interactions with management seek to achieve a balance between receiving management’s buy-in for objectives and assuring that management is not, in effect, establishing the terms and parameters for its own compensation. In certain instances, where management has proposed objectives that are more aggressive than those proposed by the Committee, the Committee may elect to utilize management’s milestones rather than its own.
Forward-Looking Statements
Disclosures in this Compensation Discussion & Analysis may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the company and its subsidiaries. A variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s Form 10-K for the year ended December 31, 2007.
Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
COMPENSATION COMMITTEE REPORT
The Report of the Compensation Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Compensation Report by reference therein.
Recommendations of the Compensation Committee. We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Company’s 2007 Annual Report on Form 10-K and Proxy Statement for 2008.
This report has been furnished by the Compensation Committee of the Board of Directors.
Robert F. Bailey, Chairman
John T. Connor
Thomas F. Conroy
James J. Woodcock

SUMMARY COMPENSATION TABLE
The following tables provide information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, Interim Chief Financial Officer who served during fiscal 2007, and each of the three most highly compensated executive officers of the Company in 2007 other than those named above. These persons are sometimes referred to as the “named executive officers” in this Proxy Statement.

								Change in
								Pension Value
							Non-Equity	and Non-
							Incentive	qualified
							Plan	Deferred	All Other
Name and					Stock	Options	Compensa-	Compensation	Compensa-
Principal			Salary	Bonus	Awards(1)	Awards	tion	Earnings	tion	Total
Position	Year		($)	($)	($)	($)	($)	($)	($)	($)

Karl F. Arleth,	2007	(2)	250,000	225,000	1,136,900	—	—	—	42,568	1,654,468
President/CEO	2006	(3)	250,000	500,000	896,386	—	—	—	36,838	1,683,224

Bill I. Pennington,	2007	(4)	144,423	—	55,050	—	—	—	—	199,473
EVP/CFO	2006	(5)	111,077	130,000	297,511	—	—	—	—	538,588

William P. Brand	2007	(6) (7)	110,000	100,000	57,000	—	—	—	—	267,000
Interim CFO,	2006		9,167	—	—	—	—	—	—	9,167
Controller

Dominic J.	2007	(8)	207,692	200,000	205,167	—	—	—	—	612,859
Bazile II, EVP/COO

Richard F. Bosher,	2007	(9)	150,000	100,000	94,170	—	—	—	—	344,170
VP Bus. Dev.	2006	(10)	37,500	30,000	65,700	—	—	—	25,083	158,283

Andrew Schultz,	2007	(11)	165,000	165,000	331,497	—	—	—	—	661,479
VP Engineering	2006	(12)	123,782	125,000	205,681	—	—	—	20,243	474,706

(1)	The amount shown reflects the dollar amount recognized for fiscal 2007 financial statement reporting purposes of the outstanding stock awards held by the named executives in accordance with FAS 123R.

(2)	Mr. Arleth’s stock awards represent 178,125 awards for the 2005 and 2006 grant years under the LTIP and the vesting of 16,667 restricted shares in respect to a previously granted restricted stock award. All other compensation in 2007 included payment of Denver apartment rent ($17,400), payments under the Company’s SIMPLE IRA plan ($7,500), key man life insurance expense reimbursement ($5,730) and reimbursement for medical premiums ($11,938).

(3)	Mr. Arleth’s cash bonus represented a one-time retention bonus equal to one times his salary ($250,000) and an incentive bonus of up to one times his salary ($250,000) to be paid in proportion to the Company’s having achieved the performance goals outlined in its Long-term Incentive Plan. Stock awards represent Mr. Arleth’s awards for 2006 of 131,944 shares for the 2005 and 2006 grant years under the 2005 LTIP and the vesting of 16,667 shares of a previously granted restricted stock award. All other compensation included payment of Denver apartment rent ($17,400), payments under the Company’s SIMPLE IRA plan ($7,500) and reimbursement for medical premiums ($11,938).

(4)	Mr. Pennington resigned as Chief Financial Officer effective August 31, 2007. Stock awards represent 6,667 restricted shares that vested during the term of his employment in 2007 and $36,800 for the estimated expense for the 2007 grant year under the 2005 LTIP that he earned while serving as a director. During 2007 Mr. Pennington earned $9,231 in director fees that are included in salaries. Upon his resignation, Mr. Pennington forfeited 105,000 shares under the 2005 and 2006 grant years under the 2005 LTIP valued at $656,350 and 13,333 restricted shares valued at $87,598.

(5)	Stock awards represent 48,981 shares for the 2005 and 2006 grant years under the 2005 LTIP, that were earned during his employment.

(6)	Stock awards represent the Company’s estimated 2007 LTIP expense associated with estimated awards earned under the 2007 plan and the expense associated with 3,000 restricted shares that vested during the year.

(7)	Mr. Brand served as our Interim Chief Financial Officer from September 1, 2007 to December 31, 2007.

(8)	Mr. Bazile joined the Company as Executive Vice President and Chief Operating Officer effective February 1, 2007. Stock awards represent the Company’s estimated 2007 LTIP expense associated with estimated awards earned under the 2007 plan, and the expense for the 11 months ended December 31, 2007 associated with 10,000 shares of restricted stock that vest annually (on the anniversary of Mr. Bazile’s employment with the Company).

(9)	Stock awards represent Mr. Bosher’s awards for 2007 of 16,500 shares for the 2006 grant year under the LTIP and 5,000 restricted shares that vested during the year.

(10)	Stock awards represent Mr. Bosher’s awards for 2006 of 15,000 shares for the 2006 grant year under the LTIP. Other compensation for Mr. Bosher in 2006 represents SIMPLE IRA contributions ($4,500) and consulting fees ($20,583) earned before his employment commenced.

(11)	Mr. Shultz passed away on December 15, 2007. Stock awards represent 40,688 shares earned under the 2005 and 2006 grant years under the LTIP and 15,000 restricted shares vested during the year.

(12)	Stock awards represent Mr. Schultz’s awards for 2006 of 31,991 shares for the 2005 and 2006 grant years under the 2005 LTIP. All other compensation includes payments under the Company’s SIMPLE IRA plan ($5,263) and consulting fees ($14,980) earned prior to his employment with the Company.

GRANTS OF PLAN-BASED AWARDS
The table below provides information about equity incentive awards and other stock awards granted to the named executives during fiscal 2007. The equity incentive awards, which are described in greater detail under “Compensation Discussion & Analysis —Equity Incentive,” are based upon the achievement of specific performance levels by the Company during fiscal 2007.

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Grant Date
		Under Non-Equity			Under Equity			Shares of	Securities	Base Price	Fair Value of
		Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	of Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Karl F. Arleth	n/a	—	—	—	—	—	—	—	—	—	—
CEO(1)

Bill I. Pennington	9/13/07	—	—	—	20,000	40,000	80,000	—	—	—	—
CFO (2)

William P. Brand	7/3/07	—	—	—	20,000	40,000	80,000	—	—	—	—
Interim CFO(3)

Dominic Bazile II	2/1/07	—	—	—	—	—	—	30,000	—	—	156,000
COO(4)	7/3/07	—	—	—	75,000	150,000	300,000	—	—	—	—

Richard F. Bosher	n/a	—	—	—	—	—	—	—	—	—	—
VP Bus. Dev. (5)

Andrew Schultz, VP	n/a	—	—	—	—	—	—	—	—	—	—
Engineering(5)

(1)	No awards were granted to Mr. Arleth during fiscal 2007.

(2)	Estimated future payouts under the equity incentive plan award made to Mr. Pennington on 9/13/07 represent Threshold, Target and Maximum payouts during the vesting period of the award which vesting period ends on 6/30/10. These grants were awarded while Mr. Pennington was a Director, subsequent to his resignation as CFO.

(3)	Estimated future payouts under the equity incentive plan award made to Mr. Brand 7/3/07 represent Threshold, Target and Maximum payouts during the vesting period of the award which vesting period ends on 6/30/10.

(4)	Estimated future payouts under the equity incentive plan award made to Mr. Bazile 7/3/07 represent Threshold, Target and Maximum payouts during the vesting period of the award which vesting period ends on 6/30/10. The 30,000 restricted stock grant to Mr. Bazile on 2/1/07 vests in three equal tranches on the anniversary date of the grant over a three year period.

(5)	No awards were granted to Messrs. Bosher and Schultz during fiscal 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
The following table provides information relating to the vested and unvested option and stock awards held by the named executives as of December 31, 2007. Each award to each named executive is shown separately, with a footnote describing the award’s vesting schedule.

	Option Awards					Stock Awards
			Equity
			Incentive						Equity Incentive
			Plan					Equity Incentive	Plan Awards:
		Number of	Awards:					Plan Awards:	Market or
	Number of	Securities	Number of					Number of	Payout Value of
	Securities	Underlying	Securities					Unearned	Unearned
	Underlying	Unexercised	Underlying			Number of	Market Value of	Shares, Units or	Shares, Units or
	Unexercised	Options	Unexercised	Option		Shares or Unites	Shares or Units	Other Rights	Other Rights
	Options	(#	Unearned	Exercise	Option	of Stock that	of Stock that	that Have not	that Have not
	(#	Unexercisab	Options	Price	Expiration	Have not Vested	Have not Vested	Vested	Vested
Name	Exercisable)	le)	(#)	($)	Date	(#)	($)	(#)	($)

Karl F. Arleth	410,338	0	0	3.48	4/8/13
CEO(1)	300,000	0	0	3.60	3/30/14	16,666	81,663	250,000	1,225,000
Bill I. Pennington	—	—	—	—	—	—	—	20,000	98,000
CFO(2)
William P. Brand	—	—	—	—	—	6,000	29,400	20,000	98,000
Interim CFO, Controller (3)
Dominic Bazile II	—	—	—	—	—	30,000	147,000	75,000	367,500
COO(4)
Richard Bosher	—	—	—	—	—	10,000	49,000	50,000	245,000
VP Business Development (5)
Andrew Schultz, VP	—	—	—	—	—	10,000	49,000	—	—
Engineering (6)

(1)	Stock awards represent Mr. Arleth’s unvested restricted stock grants of 16,666 shares and his unvested 2006 grants of 250,000 shares at a price of $4.90 per share (12-31-07 closing price) using maximum performance criteria. Stock options expiring 4/8/13 include 28,735 incentive stock options and 381,603 non-qualifying stock options. Stock options expiring 3/30/14 include 27,777 incentive stock options and 272,223 non-qualifying stock options.

(2)	Stock awards represent Mr. Pennington’s unvested 2007 grants of 20,000 shares as of December 31, 2007 that were awarded on 9/13/07 while he was a director, using threshold performance criteria at the $4.90 per share price.

(3)	Stock awards represent Mr. Brand’s unvested restricted stock grants of 6,000 shares and his unvested 2007 grants of 20,000 shares as of 12-31-07, using threshold performance criteria at the $4.90 per share price.

(4)	Stock awards represent Mr. Bazile’s unvested restricted stock grants of 30,000 and his unvested 2007 grants of 75,000 shares as of 12-31-07, using threshold performance criteria at the $4.90 per share price.

(5)	Stock awards represent Mr. Bosher’s unvested restricted stock grants of 10,000 shares and his unvested 2006 grants of 50,000 shares as of 12-31-07, using maximum performance criteria at the $4.90 per share price.

(6)	Stock awards represent Mr. Schultz’s unvested restricted stock grants of 10,000 shares at the $4.90 per share price.
OPTION EXERCISES AND STOCK VESTED
The following table provides information relating to vesting during fiscal 2007 by the named executives of stock awards granted to them under the 2005 and 2006 grants and restricted stock awards. The dollar values shown represent the aggregate value amount realized by each named executive on vesting, which was calculated by multiplying the number of shares that vested on each vesting date by the market price of the Company’s common stock on the vesting date. None of our named executives exercised any options during fiscal 2007.

	Option Awards		Stock Awards
			Number of
	Number of		Shares Acquired	Value Realized
	Shares Acquired	Value Realized	on Vesting	on Vesting
Name	on Exercise	on Exercise	(#)	($)

Karl F. Arleth	—	—	194,792	954,481
CEO(1)
Bill I. Pennington	—	—	6,667	31,735
CFO(2)
William P. Brand	—	—	3,000	12,540
Interim CFO, Controller(3)
Richard Bosher	—	—	21,500	103,300
VP Business Development(4)
Dominic Bazile II	—	—	—	—
COO
Andrew Schultz,	—	—	55,688	267,621
VP Engineering(5)

(1)	Stock awards represent 178,125 shares that vested on December 31, 2007 and were awarded for 2005 and 2006 grants, and 16,667 shares of restricted stock that vested during 2007.

(2)	Stock awards represent 6,667 shares of restricted stock that vested during 2007.

(3)	Stock awards represent 3,000 shares of restricted stock that vested during 2007.

(4)	Stock awards represent 16,500 shares that vested on December 31, 2007 and were awarded for the 2005 and 2006 grants, and 5,000 shares restricted stock that vested during 2007.

(5)	Stock awards represent 40,688 shares that vested on December 31, 2007 and were awarded for the 2005 and 2006 grants, and 15,000 shares of restricted stock that vested during 2007.
PENSION BENEFITS
The table below provides information relating to the pension benefits for the named executives under our 2005 Simple IRA Plan, which are also described above under “Compensation Discussion & Analysis — Retirement Plans.”
During 2005, the Company established a SIMPLE IRA plan, allowing for the deferral of employee income. The plan provides for the Company to match employee contributions up to 3% of gross wages. Amounts shown under “Payments during Last Fiscal Year” represent matching contributions by the Company during fiscal 2007.

		Number of	Present Value of	Payments
		Years of	Accumulated	During Last
Name	Plan Name	Credited Service	Benefit(1)	Fiscal Year

Karl F. Arleth	2005 SIMPLE IRA Plan	n/a	n/a	$7,500
CEO
Bill I. Pennington	2005 SIMPLE IRA Plan	n/a	n/a	$5,700
CFO
William P. Brand	n/a	n/a	n/a	n/a
Interim CFO, Controller
Dominic Bazile II	2005 SIMPLE IRA Plan	n/a	n/a	$6,750
COO
Richard Bosher	2005 SIMPLE IRA Plan	n/a	n/a	$4,500
VP Business Development
Andrew Schultz,	2005 SIMPLE IRA Plan	n/a	n/a	$4,950
VP Engineering

(1)	Reflects the present value of all the Company contributions as of December 31, 2007.
NONQUALIFIED DEFERRED COMPENSATION
There was no non-qualified deferred compensation as of December 31, 2007.

EXECUTIVE EMPLOYMENT AGREEMENTS
Mr. Arleth, our President and Chief Executive Officer, signed a new employment agreement on August 30, 2006, which employment agreement became effective as of September 1, 2006. The employment agreement is for a three-year term, with a base salary of $250,000 per year. Under the terms of the employment agreement, Mr. Arleth is entitled to 24 months severance pay in the event of a change of position or change in control of the Company or if his employment is terminated without cause.
Mr. Brock, our Executive Vice President and Chief Financial Officer signed an employment agreement on December 11, 2007, effective as of January 1, 2008. The agreement is for a term of two years from the effective date, and is automatically renewable for successive two-year periods unless terminated by Mr. Brock or us. Mr. Brock receives a yearly base salary of $205,000 and is eligible for a performance-based cash bonus of up to 100% of his base salary in any fiscal year. In addition, Mr. Brock is entitled to participate in all of the Company’s equity-based compensation plans, which currently consist of the Company’s 2005 Long-Term Incentive Plan. Mr. Brock also received 20,000 restricted shares of our common stock, which vest equally over a three-year period, beginning January 1, 2008. Additionally, Mr. Brock is entitled to 12 months severance in the event his employment is terminated without cause or he is terminated under circumstances related to a change in control of the Company.
Mr. Dominic J. Bazile II, our Executive Vice President and Chief Operating Officer signed an employment agreement on February 1, 2007. The employment package includes an initial base salary of $225,000. In addition, Mr. Bazile will be entitled to a bonus of up to 100% of his base salary in any fiscal year based on performance. We also awarded Mr. Bazile a grant of 30,000 restricted shares, which vest equally over a three-year period, beginning on February 1, 2007. In addition, Mr. Bazile will be entitled to participate in the Company’s 2005 Long Term Incentive Program. Mr. Bazile’s employment agreement is for an initial term of two years, and thereafter is automatically renewed for successive two-year periods unless otherwise terminated by either Mr. Bazile or us. Mr. Bazile is entitled to 12 months severance in the event his employment is terminated without cause or he is terminated under circumstances related to a change in control involving the Company.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the 1934 Act requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC and the AMEX. Based solely on copies of such reports provided to us, except for one Form 4 report filed late by Mr. Pennington, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2007.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.
Role of the Audit Committee
The Audit Committee’s primary responsibilities fall into three broad categories:
First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;
Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and
Third, the Committee reviews financial reporting, policies, procedures, and internal controls of the Company.
The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
With respect to the Company’s outside auditors, the Committee, among other things, discussed with Ehrhardt Keefe Steiner & Hottman PC matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.
John T. Connor, Jr., Chairman
Robert F. Bailey
Thomas F. Conroy
James. J. Woodcock

INFORMATION ABOUT AUDITORS
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.
Ehrhardt Keefe Steiner & Hottman PC has served as the Company’s independent auditors since December 1999 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2008.
A representative of Ehrhardt Keefe Steiner & Hottman PC is expected to be present at the Annual Meeting. The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
Aggregate fees for professional services rendered to the Company by Ehrhardt Keefe Steiner & Hottman PC as of or for the two fiscal years ended December 31, 2007 and 2006 are set forth below:

	Fiscal Year
	2007	2006

Audit Fees	$275,585	$150,705
Audit-Related Fees	69,556	42,119
Tax Fees	100,400	41,544

Total	$445,541	$234,368

Audit Fees Aggregate fees for professional services rendered by Ehrhardt Keefe Steiner & Hottman PC in connection with its audit of our consolidated financial statements for the fiscal years 2007 and 2006, the audit of our internal control over financial reporting and the quarterly reviews of our financial statements included in Forms 10-Q.
Audit-Related Fees The fees for 2006 were primarily related to Form S-3s and related prospectuses for the registration of our stock, and for 2007 were primarily related to Form S-3, Form S-8 and responding to SEC comment letter.
Tax Fees These were related to tax compliance and related tax services and include fees related to review of Section 382 limitations tax consequences of proposed transactions.
Ehrhardt Keefe Steiner & Hottman PC rendered no professional services to us in connection with the design and implementation of financial information systems in fiscal year 2007 and 2006.

AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements and other information may be inspected without charge at the principal office of the SEC, 100 F Street, N.E., Washington, D.C. 20549, and at the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281 and 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information also can be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, NY 10006.
The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2007 (which is not part of the Company’s proxy soliciting materials) has been mailed to the Company’s stockholders with or prior to this proxy statement. A copy of the Company’s Annual Report on Form 10-K, without exhibits, will be furnished without charge to stockholders upon request to:
Mr. Ron Wirth
Tel. (303) 565-4600
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, Colorado 80202
rwirth@teton-energy.com

ADDITIONAL INFORMATION
Other Business
The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.
Stockholder Proposals
In order for stockholders proposals to be included in Teton’s proxy statement for the 2008 Annual Meeting, they must be received by Teton at its principal executive office, 410 17th Street, Suite 1850, Denver, Colorado 80202 by November 27, 2008. All other stockholder proposals, including nominations for Directors, must be received by Teton not less than 60 days or more than 90 days prior to such Meeting, which is tentatively scheduled for May 7, 2009.
Availability of Certain Documents Referred to Herein
This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Ron Wirth, Investor Relations, Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado 80202, telephone number (303) 565-4600.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ James J. Woodcock
James J. Woodcock, Chairman
Denver, Colorado
March 28, 2008

PROXY	PROXY
TETON ENERGY CORPORATION
PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 24, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Karl F. Arleth and Lonnie Brock, and each of them, as proxies for the undersigned, with full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Teton Energy Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on April 24, 2008 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.
In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.
IMPORTANT—This proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Teton Energy Corporation to be held at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202 on Thursday, April 24, 2008, at 9:30 AM.
Please read the Proxy Statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS
1. Election of Directors

	For	Withhold
Nominees:	☐	☐
Karl F. Arleth	☐	☐
Robert F. Bailey	☐	☐
John T. Connor, Jr.	☐	☐
Thomas F. Conroy	☐	☐
Bill I. Pennington	☐	☐
James J. Woodcock	☐	☐
(Except nominee(s) written above)

Dated: March ___, 2008

Signature

Name (printed)

Title
Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.
FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE
TETON ENERGY CORPORATION
▪	You can now vote your shares electronically through the Internet or the telephone.

▪	This eliminates the need to return the proxy card.

▪	Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
TO VOTE YOUR PROXY BY INTERNET
www.investorvote.com
Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.
TO VOTE YOUR PROXY BY PHONE
1-800-652-8683 (8683=“VOTE”)
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE ABOVE CARD IF VOTING ELECTRONICALLY

Appendix A
TETON ENERGY CORPORATION
AUDIT COMMITTEE CHARTER
Purpose
The purpose of the audit committee (the “committee”) of the board of directors (the “board”) of Teton Energy Corporation (the “Company”) is to (i) assist the board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s external auditor (the “independent auditor”), and (d) the performance of the Company’s Chief Financial Officer (“CFO”) and the independent auditor; and (ii) prepare the report of the committee required to be included in the Company’s annual proxy statement.
The board recognizes that while the committee has been given certain duties and responsibilities pursuant to this Charter, the committee is not responsible for guaranteeing the accuracy of the Company’s financial statements or the quality of the Company’s accounting practices. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. The board also recognizes that meeting the responsibilities of an audit committee requires a degree of flexibility. To the extent that procedures included in this Charter go beyond what is required of an audit committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules and the audit committee is encouraged to adopt such different or additional procedures as it deems necessary from time to time.
Composition of the Committee
The committee shall be comprised of three or more directors, each of whom (i) meets the independence requirements of the American Stock Exchange and (ii) otherwise satisfies the applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the “Act”), or the American Stock Exchange. One member of the committee shall be a “financial expert,” as such term is defined by the Securities and Exchange Commission. The chairperson of the committee must be “financially sophisticated” and all members must be “financially literate” at the time of appointment as those terms are defined by the American Stock Exchange. No director who serves on the audit committee of more than two public companies other than the Company shall be eligible to serve as a member of the committee. Determinations as to whether a particular director satisfies the requirements for membership on the committee shall be made by the board.
The members of the committee shall be appointed by the board on the recommendation of the governance and nominating committee and shall serve for such terms as the board may determine, or until their earlier resignation, death or removal by the board.
Meetings
The committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than four times a year. The board shall designate one member of the committee to serve as its chairperson. The committee will meet at such times as determined by its chairperson or as requested by any two of its members. Notice of all meetings shall be given, and waiver thereof determined, pursuant to the provisions contained in the Company’s bylaws. The chairperson will preside, when present, at all meetings of the committee. The committee may meet by telephone or video conference and may take action by unanimous written consent.
Each member of the committee shall have one vote. One-third of the members, but not less than two, shall constitute a quorum. The committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the committee members.
The committee shall maintain copies of minutes of each meeting of the committee, and each unanimous written consent to action taken without a meeting, reflecting the actions so authorized or taken by the committee. A copy of the minutes of each meeting and all consents shall be placed in the Company’s minute book.
External Advisors
The committee shall have the sole authority to obtain, at the Company’s expense, but at funding levels determined by the committee, advice and assistance from outside legal, accounting or other advisors. The committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.
Duties and Responsibilities
The committee shall:
1.	Review the adequacy of this Charter at least annually and recommend any changes to the Board for approval.

2.	Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The committee shall make a recommendation to the board as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.	Review reports to management prepared by the independent auditor or the CFO and any responses to the same by management.

4.	Be responsible for the appointment, retention, termination, compensation and oversight of the independent auditor. The committee shall also be responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the committee.

5.	Pre-approve all auditing and non-audit services to be provided to the Company by the independent auditor, subject to any exceptions provided in the Act. The committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any such decision of such member or members must be presented to the full committee at its next scheduled meeting.

6.	Obtain and review, at least annually, a report from the independent auditor describing the independent auditor’s compliance with Independence Standards Board Standard No. 1. Discuss with the independent auditor any issues or relationships disclosed in such report that, in the judgment of the committee, may have an impact on the competence or independence of the independent auditor.

7.	Obtain and review annually, prior to the completion of the independent auditor’s annual audit of the Company’s year-end financial statements (the “annual audit”), a report from the independent auditor, describing (a) all critical accounting policies and practices to be used in the annual audit, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. Review any reports on such topics or similar topics prepared by management. Discuss with the independent auditor any material issues raised in such reports.

8.	Obtain assurance from the independent auditor that the audit was conducted in a manner consistent with Section 10A of the Act.

9.	Review the Company’s financial reporting processes and internal controls, based on consultation with the independent auditor. Such review shall include a consideration of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of identified deficiencies.

10.	Discuss with the independent auditor the independent auditor’s judgment about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

11.	Discuss with the independent auditor the independent auditor’s judgment about the competence, performance and cooperation of management.

12.	Discuss with the CFO and management their views as to the competence, performance and independence of the independent auditor.

13.	Review with the independent auditor any audit problems or difficulties and management’s response. The review should include discussion of the responsibilities, budget and staffing of CFO function.

14.	Review with the independent auditor, and management the extent to which any previously-approved changes or improvements in financial or accounting practices and internal controls have been implemented.

15.	Review annually the effect of regulatory and accounting initiatives on the Company’s financial statements.

16.	Review annually the effect of off-balance sheet structures, if any, on the Company’s financial statements.

17.	Discuss policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, it being understood that it is the job of management to assess and manage the Company’s exposure to risk and that the committee responsibility is to discuss guidelines and policies by which risk assessment and management is undertaken.

18.	Set clear hiring policies for employees or former employees of the independent auditor.

19.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review periodically with management and CFO these procedures and any significant complaints received.

20.	Meet separately, periodically, with management, the CFO and the independent auditor.

21.	Report regularly to the board, both with respect to the activities of the committee generally and with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditor or the performance of the CFO.

22.	Review with the Company’s outside counsel, or appropriate delegates, the Company’s compliance with legal and regulatory requirements.

23.	Conduct an annual performance evaluation of the independent auditor and the CFO.

24.	Prepare the report of the committee required to be included in the Company’s annual proxy statement.

25.	Perform such other duties and responsibilities, consistent with this Charter and governing law, delegated to the committee by the board.

26.	Discuss significant financial reporting estimates and judgment calls made by management that affect the public financial statements and related footnotes with the CFO and/or management. Present findings, if any, to the Board of Directors.

27.	Discuss company-specific entity-level risks (including financial reporting risks, risks of fraud and risk of management override) with the CFO and/or management. Present findings, if any, to the Board of Directors.
Revised and approved by Audit Committee: 10/01/07

Appendix B
Teton Energy Corporation
Compensation Committee Charter
Purpose
The Compensation Committee (the “Committee”) shall assist the Board of Directors in the discharge of its responsibilities with respect to the compensation of the Corporation’s outside Directors, executive officers, and other key employees, and for such purpose shall review compensation arrangements for the Corporation’s executive officers and administer all employee benefit plans, including any equity incentive plan adopted by the Corporation.
The Committee is authorized to approve the compensation payable to the Corporation’s executive officers and other key employees, approve all perquisites, equity incentive awards, and special cash payments made or paid to the Corporation’s executive officers and other key employees, and approve severance packages with cash and/or equity components for the Corporation’s executive officers and other key employees.
Composition of the Compensation Committee
The Committee shall consist of not less than two Directors each of whom shall be an independent director under American Stock Exchange (“AMEX”) listing standards, a “nonemployee director” within the meaning of Rule 16b-3 issued the Securities and Exchange Commission (“SEC”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.
Responsibilities and Duties
In carrying out the purpose and authorities set forth above, the Committee shall:
A.	Executive Officer Compensation. Review and approve the corporate goals and objectives relevant to the compensation of the Corporation’s Chief Executive Officer (“CEO”) and other executive officers, evaluate the officers’ performance in light of those goals and objectives, and set the officers’ compensation level based on this evaluation;

B.	Executive Officer Contracts. Review and approve significant employment agreements, arrangements, or transactions with executive officers, including severance agreements and any arrangements having any compensatory effect or purpose;

C.	Director Compensation. Review and recommend to the Board appropriate Director compensation programs for service as Directors, committee chairmanships, and committee members, consistent with any applicable requirements of the listing standards for independent Directors;

D.	Compensation Policies and Performance Review. Periodically assess the Corporation’s policies applicable to the Corporation’s executive officers and Directors, including the relationship of corporate performance to executive compensation;

E.	Equity Plan Awards. Approve stock option grants and other equity-based or incentive awards under any stock option or equity incentive compensation plans adopted by the Corporation, and otherwise assist the Board in administering awards under these plans;

F.	Evaluate Stock and Incentive Plans. Evaluate and make recommendations to the Board concerning any stock option or equity incentive compensation plans proposed for or adopted by the Corporation and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

G.	Retention of Compensation Consultants and Other Professionals. Have full authority to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Corporation’s executive officers and other key employees;

H.	Committee Report in Proxy Statement. Assist in the preparation of and approve a report of the Committee for inclusion in the Corporation’s proxy statement for each annual meeting of stockholders in accordance with the rules of the SEC and any requirements of the AMEX;

I.	Review. Periodically review the operation of all of the Corporation’s employee benefit plans, though day-to-day administration of such plans, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, shall be performed by Corporation management;

J.	Access to Executives. Have full access to the Corporation’s executives as necessary to carry out its responsibilities;

K.	Other Activities. Perform any other activities consistent wit h this Charter, the Corporation’s By-laws and governing law as the Committee or the Board deems necessary or appropriate;

L.	Review Charter. Review the Committee Charter annually for adequacy and recommend any changes to the Board; and

M.	Report to Board. Report to the Board of Directors on the major items covered at each Committee meeting.
Compensation Committee Meetings
The Committee shall meet with the CEO at or near the start of each fiscal year to discuss the goals and incentive compensation programs to be in effect for such fiscal year and the performance targets triggering payout under those programs. The Committee shall, by duly authorized resolution, establish the incentive compensation programs to be in effect for the fiscal year for the Corporation’s executive officers and other participants, including the financial objectives to be attained and the procedures for determining the individual awards payable under those programs. At or near the end of each fiscal year, the Committee shall meet to review performance under those programs and award bonuses thereunder. At that time the Committee shall also adjust base salary levels in effect for the Corporation’s executive officers and review the overall performance of the Corporation’s employee benefit plans.
The Committee shall also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter. A majority of the total number of members of the Committee shall constitute a quorum at all Committee meetings. A majority of the members of the Committee acting shall be empowered to act on behalf of the Committee.

Minutes shall be kept of each meeting of the Committee

Adopted:	06/14/04
Revised:	10/01/07

Appendix C
Teton Energy Corporation
Governance & Nominating Committee Charter
ORGANIZATION AND FUNCTIONING
There shall be a committee of the Board to be known as the Governance and Nominating Committee (the “Committee”).
1. Composition, Meetings, and Quorum
The Committee shall be comprised of at least two Directors who shall be appointed initially by the Board and thereafter by the Board after considering the recommendation of the Committee. The Committee shall only include Directors who satisfy the independence requirements of the Securities and Exchange Commission and AMEX. The Board shall designate one member of the Committee as its Chairman. Members of the Committee shall serve until their resignation, retirement, removal by the Board or until their successors are appointed.
The Committee shall meet at least two times per each year with authority to convene additional meetings as circumstances require. The meetings may be held by teleconference with the same authority as in-person meetings. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee. Voting or approval of matters may occur either in person, or via teleconference, facsimile, or electronic mail.
2. Reporting
The Committee shall keep minutes of its proceedings. The minutes of a meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.
At each meeting of the Board following a meeting of the Committee, the Chairman of the Committee shall report to the full Board on the matters considered at the last meeting of the Committee.
The Committee shall prepare and, through its Chair, submit periodic reports of the Committee’s work and findings to the Board; the Committee shall include recommendations for Board actions when appropriate.
3. Authority
The Committee shall have the authority to retain special legal, accounting or other consultants, including search firms, to advise the Committee. The Committee may request any officer or employee of the Company or any outside counsel or consultants to meet with any members of the Committee.
STATEMENT OF PURPOSE
The Committee’s goal is to provide guidance to and oversight of the Corporation’s governance and to assure that the composition, practices, and operation of the Board contribute to value creation and effective representation of Teton Energy Corporation’s stockholders.

SPECIFIC DUTIES AND RESPONSIBILITIES
The Committee has the following specific duties, in addition to any additional similar matters which may be referred to the Committee from time to time by the full Board or the Chairman or which the Committee raises on its own initiative:
1. Recommend Nominees for Election as Directors and Candidates to Fill Board Vacancies
The Committee shall recommend to the Board the Director nominees for the next annual meeting of stockholders and persons to fill vacancies in the Board that occur between meetings of stockholders. In carrying out this responsibility, the Committee shall:
(a)	Establish qualifications, desired background, and selection criteria for members of the Board in accordance with relevant law and AMEX rules.

(b)	Consider nominees submitted to the Board by stockholders; and

(c)	Prior to recommending a nominee for election, determine that the election of the nominee as a Director would effectively further the policies set forth in the Governance Guidelines.
2. Recommend Appointments to Board Committees
The Committee shall annually evaluate and make recommendations to the full Board concerning the number and accountability of Board Committees, and Committee assignments to the Board the Directors. The Committee shall consider the desired qualifications for membership on each Board Committee, the availability of the Director to meet the time commitment required for membership on the particular Board Committee and the extent to which there should be a policy of periodic rotation of Board Committee members.
3. Monitor and Evaluate Governance Guidelines and Committee Charter
The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Governance Guidelines for the purposes of: Determining whether the Guidelines are being effectively adhered to and implemented; ensuring that the Guidelines are appropriate for the Company and comply with applicable laws, regulations and listing standards; and recommending any desirable changes in the Guidelines to the Board. The Committee shall monitor and evaluate annually how effectively the Board and the Company have implemented the policies and principles of the Governance Guidelines. In addition, the Committee shall consider any other corporate governance issues that may arise, from time to time, and develop appropriate recommendations to the Board.
BOARD OF DIRECTORS
Guidelines for Selection of Director Nominees
To discharge its duties in identifying and evaluating candidates for nomination to the Board and its Committees, the Committee shall evaluate the overall composition of the Board as well as the qualifications of each candidate. In its evaluation process, the Committee shall take into account the following guidelines:

Criteria:
1.	Decisions for nominating candidates shall be based on merit, qualifications, performance, competency, and the Company’s business needs and shall comply with the Company’s anti-discrimination policies and federal, state and local laws.

2.	A majority of the entire Board shall be composed of independent Directors, as defined by the Securities and Exchange Commission and AMEX.

3.	The composition of the entire Board shall be taken into account when evaluating individual candidates for Directors, including: the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its Committees; and the desire for Directors working cooperatively to represent the best interests of the Company, its stockholders and employees.

4.	Candidates shall be individuals of the highest professional and personal ethics and values and who possess significant experience or skills that will benefit the Company and assist in discharging their duties as Directors.

5.	Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as a Director or would violate any applicable law or regulation

6.	Candidates shall be willing and able to devote sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number.

7.	Candidates shall have the desire to represent and evaluate the interests of the Corporation as a whole.

8.	In conducting this assessment, the Committee considers diversity, age, skill, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability.

9.	Any other criteria as determined by the Committee.

Adopted:
Revised:	10/01/07